SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 10, 2003

Adobe Systems Incorporated

(Exact name of Registrant as specified in its charter)

Delaware	0-15175	77-0019522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue
San Jose, California 95110-2704
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 536-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operation

Item 1.01 Entry into a Material Definitive Agreement.

On November 10, 2003, at a meeting of the Executive Compensation Committee of the Board of Directors of the Company (the “Committee”), the Committee approved the terms of the 2004 Annual Executive Incentive Plan (the “2004 Plan”) which is applicable to members of the Company’s executive team.

The 2004 Plan required the Company to achieve a 90% revenue to plan and 90% operating profit to plan minimum threshold for the executive team be eligible for an annual bonus.  The bonus is computed as a percentage of base salary, which is established by the Committee. In fiscal 2004, the target level of bonus equaled or exceeded 50% of salary for each of the executive officers. The percentage target of each bonus contains corporate targets specifically tied to corporate revenue and operating profit levels, and for certain officers, the bonus is tied to business unit revenue. In addition, individual goals are set for certain executive officers. The Committee may alter the incentive payout based on such factors as achievement of publicly announced targets, product milestones, strategic goals, cross-functional teamwork and collaboration, and unforeseen changes in the economy and/or geopolitical climate.

A copy of the 2004 Plan is attached as Exhibit 10.1 to this Current Report on Form 8-K.

On July 30, 2004, at a meeting of the Committee, the Committee approved the terms of the 2005Annual Executive Incentive Plan (the “2005 Plan”) which is applicable to members of the Company’s executive team.

The 2005 Plan requires the Company to achieve a 90% revenue to plan and 90% operating profit to plan minimum threshold for the executive team be eligible for an annual bonus.  The bonus is computed as a percentage of base salary, which is established by the Committee. In fiscal 2005, the target level of bonus equals or exceeds 50% of salary for each of the executive officers. The percentage target of each bonus contains corporate targets specifically tied to corporate revenue and operating profit levels, individual goal achievement and for certain officers, the bonus is tied to business unit revenue. For 2005 the bonus target is weighted 70% on revenue achievement and 30% on individual goal achievement. For the SVP WW Sales, the bonus is based 100% on revenue achievement. The Committee may alter the incentive payout based on such factors as achievement of publicly announced targets, product milestones, strategic goals, cross-functional teamwork and collaboration, and unforeseen changes in the economy and/or geopolitical climate.

A copy of the 2005 Plan is attached as Exhibit 10.2 to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c)          Exhibits

10.1 Adobe Systems Incorporated 2004 Annual Executive Incentive Plan

10.2 Adobe Systems Incorporated 2005 Annual Executive Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADOBE SYSTEMS INCORPORATED

Date: January 13, 2005	By:	/s/ MURRAY J. DEMO
Murray J. Demo Senior Vice President and Chief Financial Officer